UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Star Holdings

(Exact name of registrant as specified in its charter)

Maryland	001-41572	37-6762818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, $0.001 par value	STHO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2024, Star Holdings (the "Company") held its 2024 Annual Meeting of Shareholders virtually for the purpose of (i) electing three trustees to hold office until the 2025 annual meeting of shareholders and (ii) ratifying the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The final voting results for each of the proposals submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal 1.  Election of Trustees: At the annual meeting, three trustees were elected for terms continuing until the 2025 annual meeting of shareholders. For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes
Clifford De Souza	7,249,229	2,160,719	1,563,730
Richard Lieb	5,894,307	3,515,641	1,563,730
Nina Matis	7,248,199	2,161,749	1,563,730

Proposal 2.  Ratification of Appointment of Independent Registered Public Accounting Firm: At the annual meeting, the votes on a proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024 were as set out below. The proposal was approved.

For	Against	Abstentions
10,964,090	5,667	3,921

Item 9.01	Financial Statements and Exhibits

Exhibit 104 Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024

Star Holdings

By:	/s/ Brett Asnas
Name: Brett Asnas
Title: Chief Financial Officer